Exhibit 99.2

Agenus Announces Appointment of Tom Harrison to Board of Directors

Advertising Veteran Tapped to Elevate Awareness of Agenus and Its Innovative Pipeline

Lexington, MA – Agenus Inc. (NASDAQ: AGEN), a leader in discovering and developing novel immunological agents to treat various cancers, today announced the appointment of Tom Harrison to its Board of Directors. Mr. Harrison brings a wealth of experience and a proven track record in healthcare advertising, branding, and strategic advising.

Tom Harrison’s Background Highlights:

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Chairman Emeritus of Diversified Agency Services (DAS), Omnicom Group Inc.: Harrison led the world’s largest group of marketing services companies, overseeing an unparalleled range of services including public relations, crisis management, branding, and healthcare advertising. Under his leadership, DAS grew to become the largest division within Omnicom Group, generating annual revenues of over $6 billion.

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Experience in Leading Marketing Services Companies: Harrison’s tenure at DAS saw the division expand to over 5,000 worldwide clients, accounting for more than 50% of Omnicom’s total revenues. He acquired and led a group of companies that became influential in their respective disciplines.

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Proven Track Record in Healthcare Advertising: Before joining Omnicom, Harrison co-founded Harrison & Star Business Group, which became the most successful and rapidly growing agency in the healthcare industry. His unique approach fused high science with high creativity, positioning the agency as a leader in the market.

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Senior Operating Partner at Merida Capital Partners: In his current role, Harrison focuses on strategic and operational advising across Merida’s portfolio companies, contributing his expertise to the dynamic cannabis industry.

In addition to his role at Merida Capital Partners, Mr. Harrison serves on the boards of AFC Gamma and Acurx Pharmaceuticals.

“We are thrilled to welcome Tom Harrison to our Board of Directors,” said Garo Armen, PhD, Chairman and CEO of Agenus. “Tom’s extensive experience in healthcare advertising and strategic advising, combined with his proven leadership skills, will be invaluable as we continue to advance our mission of harnessing the power of the immune system to bring innovative therapies to patients.”

Educating the World About Agenus and Our Pipeline

As Agenus continues to develop its robust pipeline of novel immunotherapy candidates, the importance of effectively communicating our scientific advancements and therapeutic potential to a global audience cannot be overstated. Tom Harrison’s background in leading large-scale marketing and communications efforts uniquely positions him to drive these initiatives forward.

Harrison’s experience in healthcare advertising and branding will be instrumental in elevating Agenus’ visibility and reputation within the scientific and medical communities. His ability to convey complex scientific concepts in an accessible and compelling manner will help educate stakeholders, including healthcare providers, patients, investors, and regulatory bodies, about the groundbreaking work being conducted at Agenus.

“Tom’s expertise in strategic communications and his deep understanding of the healthcare landscape will play a critical role in our efforts to educate the world about Agenus’ innovative pipeline,” added Dr. Armen. “His leadership will be crucial as we strive to enhance awareness and understanding of our mission to improve patient outcomes through cutting-edge immunotherapies.”

About Agenus

Agenus is a leading immuno-oncology company targeting cancer with a comprehensive pipeline of immunological agents. The company was founded in 1994 with a mission is to expand patient populations benefiting from cancer immunotherapy through combination approaches, using a broad repertoire of antibody therapeutics, adoptive cell therapies (through MiNK Therapeutics) and adjuvants (through SaponiQx). Agenus has robust end-to-end development capabilities, across commercial and clinical cGMP manufacturing facilities, research and discovery, and a global clinical operations footprint. Agenus is headquartered in Lexington, MA. For more information, visit www.agenusbio.com or @agenus_bio. Information that may be important to investors will be routinely posted on our website and social media channels.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding its botensilimab and balstilimab programs, expected regulatory timelines and filings, and any other statements containing the words “may,” “believes,” “expects,” “anticipates,” “hopes,” “intends,” “plans,” “forecasts,” “estimates,” “will,” “establish,” “potential,” “superiority,” “best in class,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our most recent Annual Report on Form 10-K for 2023, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

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